Exhibit 10.2

AMENDMENT NUMBER ONE

TO

UNSECURED PROMISSORY NOTE PURCHASE AGREEMENT

March 27, 2025

FOR VALUE RECEIVED, Augusta Gold Corp., a Nevada corporation (the “Company”) and Donald R. Taylor or his assigns (the “Purchaser”), hereby enter into this Amendment Number One (the “Amendment”) to that certain Unsecured Promissory Note Purchase Agreement by and between the Company and the Purchaser dated February 26, 2024 (the “Purchase Agreement”).

The parties hereby agree to amend the Purchase Agreement as follows:

1.	Section 1.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“1.1 The Loan. Subject to the terms of this Agreement, the Purchaser agrees to lend to the Company, from time to time, at the Closing for each such loan (as hereinafter defined) the amount for each such loan, from time to time (the “Loan Amount”), against the issuance and delivery by the Company of an amended and restated unsecured promissory note for such amount, in the form attached hereto as Exhibit A (the “Note”), with each Loan Amount and the Closing for each such Loan Amount to be set forth on Schedule A to the Note.”

2.	Section 2.1 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“2.1 Closing. The sale and purchase of each portion of the Note (the “Closing”) shall be held at such date and time as the Company and Purchaser may mutually agree (such date is hereinafter referred to as the “Closing Date”).”

3.	Section 2.2 of the Purchase Agreement is hereby amended and restated in its entirety as follows:

“2.2 Delivery. At each Closing (a) the Purchaser shall deliver to the Company a certified check or wire transfer of immediately available funds in the amount of the Loan Amount for such Closing (less, in each case, any origination fee as set forth on Schedule A to the Note (the “Origination Fee”)); and (b) the Company shall issue and deliver to the Purchaser the Note with Schedule A thereto amended to reflect the Loan Amount and funding date for the Loan Amount and payable in the principal amount of the aggregate total of the Loan Amounts through the date of such Closing.”

5.	All notices under this Amendment shall be given pursuant to the provisions of Section 7.5 of the Purchase Agreement.

6.	This Amendment shall be interpreted in accordance with Section 7.9 of the Purchase Agreement.

7.	This Amendment shall be governed by and construed under the laws of the State of Nevada. FURTHER, BOTH THE COMPANY AND THE LENDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS AMENDMENT.

[SIGNATURE PAGE FOLLOWS]

 IN WITNESS WHEREOF, the Company has executed this Amendment as of the date set forth above.

AUGUSTA GOLD CORP.

By:	(signed) Tom Ladner
Name:	Tom Ladner
Title:	General Counsel

ACKNOWLEDGED AND AGREED, by the Purchaser as of the date set forth above.

DONALD R. TAYLOR

(signed) Donald R. Taylor